(5)(c) Application for the Glenbrook ____________ Variable Annuity Contract

GLENBROOK ________________ VARIABLE ANNUITY
(FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY)
Issued by: Glenbrook Life and Annuity Company
PO Box 94042, Palatine, Illinois  60094
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1.   Owner(s)

Name ________________________________ // M // F  Birthdate __/__/____
Address _____________________________  Soc. Sec. No. ____-____-____
               Street
_____________________________________  Phone No. (  ) _____________
     City           State     Zip
Name ________________________________ // M // F  Birthdate __/__/____
Address _____________________________  Soc. Sec. No. ____-____-____
               Street
_____________________________________  Relationship to Other Owner ___________
     City           State     Zip
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2.   Annuitant
Leave blank if Annuitant is the same as sole Owner, otherwise complete.

Name ________________________________ // M // F  Birthdate __/__/____
Address _____________________________  Soc. Sec. No. ____-____-____
               Street
_____________________________________
     City           State     Zip
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3.   Beneficary(ies)

Primary   Contingent          Name                Relationship to Owner    %
  //          //      _________________________   _____________________   ___
  //          //      _________________________   _____________________   ___
  //          //      _________________________   _____________________   ___
  //          //      _________________________   _____________________   ___
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4.   Death Benefit Options

Choose one or any combination of the following:

Base Contract + // No Rider, or // Enhanced Death Benefit Rider, or // Enhanced Earnings Death Benefit Rider; or // Income Benefit Rider
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5.   Purchase Payment/Variable Account Plan Options

Initial Purchase Payment $ ___________
Please allocate the above amount in $ or % (circle one) to the Variable Sub-Accounts specified below:

Total must equal 100%

AIM V.I. Funds                           Franklin Templeton-Class 2 Funds        Morgan Stanley Asset Management
// Balanced Fund               ___       // Franklin Small Cap Fund         ___  // UIF Equity Growth Portfolio           ___
// Diversified Income Fund     ___       // Mutual Shares Securities        ___  // UIF Fixed Income Portfolio            ___
// Government Securities Fund  ___       // Templeton Developing Markets         // UIF Global Equity Portfolio           ___
// Growth Fund                 ___          Securities                      ___  // UIF Mid Cap Value Portfolio           ___
// Growth and Income Fund      ___       // Templeton Growth Securities     ___  // UIF Value Portfolio                   ___
// International Equity Fund   ___       // Templeton International
// Value Fund                  ___          Securities                      ___  Oppenheimer Funds
                                                                                 // Aggressive Growth Fund/VA             ___
Dreyfus                                  Goldman Sachs VIT                       // Capital Appreciation Fund/VA          ___
// The Dreyfus Socially Responsible      // Capital Growth Fund             ___  // Global Securities Fund/VA             ___
   Growth Fund, Inc.           ___       // CORE-SM- U.S. Equity Fund       ___  // Main Street Growth and Income Fund/VA ___
// Stock Index Fund            ___       // CORE-SM- Small Cap Equity Fund  ___  // Strategic Bond Fund/VA                ___
// VIF Growth & Income         ___       // Global Income Fund              ___
// VIF Money Market            ___       // International Equity Fund       ___

Fidelity                                 MFS
// VIP Contrafund-R-           ___       // Emerging Growth Series          ___
// VIP Equity-Income           ___       // Growth with Income Series       ___
// VIP Growth                  ___       // New Discovery Series            ___
// VIP High Income             ___       // Research Series                 ___

DCA Fixed Account
(Subject to state availability)          MVA Fixed Account (not available in GA, MD, OR, TX, WA)
// Short Term DCA              ___       // 1 Year Guarantee Period   ___  // 7 Year Guarantee Period   ___
// Extended Short Term DCA     ___       // 3 Year Guarantee Period   ___  // 10 Year Guarantee Period  ___
                                         // 5 Year Guarantee Period   ___

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6.   Tax Qualified Plan

// Yes  // No    (If yes, complete the following.)

  // Traditional IRA or    // Roth IRA       // SEP     // Other _________
  // Rollover   // Transfer     // Contribution $ ____ Contribution Year ____
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7.   Replacement Information

Do you have any existing annuity or life insurance contracts? // Yes // No Will this annuity replace or change any existing annuity or life insurance?
 // Yes   // No  (If Yes, complete the following and appropriate form(s), i.e.
1035 Exchange or IRA/TSA Transfer plus any applicable state replacement form) Company __________________________________ Policy No. ___________________
Date Policy Issued _______________________
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8.   Dollar-Cost Averaging Program (Subject to State availability)

// Short Term Dollar Cost Averaging Fixed Account - money will be transferred in equal monthly installments for ___ months*
// Extended Short Term Dollar Cost Averaging Fixed Account - money will be transferred in equal monthly installments for ___ months*
// Money Market - please transfer $_____ from the Money Market Portfolio each month starting __/__/__.
Please allocate the amount above to the sub-accounts specified below:
*Contact Glenbrook for current transfer period offered.
Note: Dollar-Cost Averaging into the Fixed Accounts is not available.
This agreement ends automatically when the account value in the sub-account selected above has been depleted.

Sub-account         % or $         Sub-account                   % or $
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
                                                           Total = 100%
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9.   Automatic Portfolio Rebalancing Program

On a quarterly basis, please complete a transfer between the Variable Sub-accounts to achieve the ending percent allocation below:
None of the money allocated to the MVA or DCA Fixed Accounts will be transferred as a result of this rebalancing program.
// Keep in effect until notified otherwise.
// Stop the Rebalancing Program on  __/__/__.

Sub-account           %          Sub-account                       %
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______

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10.  Automatic Additions Program

I authorize Glenbrook Life and Annuity Company (Glenbrook) to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my annuity as an Automatic Addition (Purchase Payment) to the sub-accounts specified below:

The debit amount is $_______.  The debits should begin in ______________.
                                                            (Month)
Debit my (check one)  // Checking Account   // Savings Account
on the (check one) // 5ht day or // 25th day  of each (check one)
// Month or // Quarter
Financial Institution ___________________________________________
Address _________________________________________________________
ABA No. ______________________ Acct. No. ________________________
Please allow three business days for the payment to be credited to your annuity.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

// Keep the Automatic Addition Program in effect until notified otherwise. // Stop the Automatic Addition Program on __/__/__.

Sub-account         % or $         Sub-account                   % or $
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
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11.  Systematic Withdrawal Authorization

I hereby authorize Glenbrook Life and Annuity Company to make withdrawals of the amount indicated below. I understand that withdrawals may result in taxable income and, prior to owner's age of 59 1/2, may be subject to a 10% federal penalty. The Glenbrook ________ Variable Annuity allows up to 15% of purchase payments to be withdrawn each contract year. Withdrawals that exceed 15% may be assessed a withdrawal charge.

Please check frequency:  // Monthly  // Quarterly  // Semi-Annually  // Annually

Start Date:  __/__/__
// Gross partial withdrawal. the check may differ from the requested amount due to applicable charges, adjustments or income tax withholding.
Gross Amount $_____.
// Net partial withdrawal. The check amount will equal the request amount. The Account Value will be reduced to reflect the amount received, as well as applicable charges, adjustments and income tax withholding. Net Account $____. Specify percentage or dollar amount to be withdrawn from each sub-account.

Sub-account         % or $         Sub-account                   % or $
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
__________________  ______         _________________________     ______
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11a. Withholding Election (Required)

// I do want to have ______% federal tax withheld. If no percentage is indicated, 10% will be withheld.
// I do not want to have federal income tax withheld. Federal Income tax will be withheld unless this box is checked.
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11b. Direct Deposit

Please deposit the above amount to: (check one) // Checking Account // Savings Account

Financial Institution ___________________________________________
Address _________________________________________________________
ABA No. _____________________________ Acct. No. _________________
Please allow two business days for the payment to be credited to your account.
          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED
If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:

Payee's Name __________________________ Acct. No.* __________________
                                                   *if applicable
Address _____________________________________________________________
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Notice of Withholding

You may elect not to have federal income tax withheld from the taxable portion of your distribution by contacting Glenbrook Life and Annuity Company. A withholding election will remain in effect until revoked, which you may do at any time. If you do not make payments of estimated tax, and do not have enough tax withheld, you may be subject to penalities under the estimated tax rules. GA, IA, MA, ME, OK, OR, VA and VT residents: If you choose to have federal income tax withheld, depending on the type of distribution, the laws of you state may require that state income tax be withheld. CA residents: If you choose to have federal income tax withheld, the laws of your state require that state income tax be withheld unless you specifically elect not to have state income tax withheld. You may contact us at any time to change or revoke your election. CT and MT residents: You may elect to have state income tax withheld. The withholding rate on withdrawals which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b) is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.
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12.  Special Instructions

// I would like to receive a Statement of Additional Information (SAI).

_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
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13.  Signature(s)

If this application is declined, Glenbrook Life and Annuity Company will have not liability except to return the purchase payment. I understand that any distribution from a Fixed Account prior to the end of a rate guarantee period may be subject to a Market Value Adjustment which may be negative or positive. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity. I have read the above statements and any applicable fraud warning for my state. I represent that the information I have provided is complete and true to the base of my knowledge and belief.

Signed at _____________________________________ Date __/__/__
           City               State
Owner(s) Signature(s) _______________________________________
                      _______________________________________
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14.  Agent Use Only

To the best of my knowledge, the insured has an existing annuity or life insurance contract. // Yes // No
Will the annuity applied for replace or change any existing annuity or life insurance? // Yes // No
Agent Name (Please print) _______________________  Phone No. (  )_______
Agent Signature _________________________________ Soc. Sec. No. _____-____-____
Florida License ID number ______________________  Agent Option /A/ /B/ /C/ /D/
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                             IMPORTANT INFORMATION

For applicants in Arizona: Upon your written request we will provide you, within a reasonable period of time, reasonable factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio, and Pennsylvania:
Any person who knowingly and with intent to defraud and insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and suspects such person to criminal and civil penalities.

For applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company of agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in the District of Columbia: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefit if false information materially related to a claim was provided by the applicant.

For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

1.  Annuities are not FDIC Insured:
2.  Annuities are not obligations of this bank:
3. The financial institution does not guarantee performance by the insurer issuing the annuity.
4. Variable annuities involve investment risk, including potential loss of principal.
5. Variable annuities are not protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

For applicants in Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.


Mailing Address:  Glenbrook Life and Annuity Company
                  P.O. Box 94042
                  Palatine, Illinois  60094

Sales Support:    AFD inc: 1-877-254-0772

Overnight Address:  Glenbrook Life and Annuity Company
                    300 N. Milwaukee Ave.
                    Vernon Hills, Illinois  60061

Customer Service:  1-800-755-5275


The Glenbrook _______________ Variable Annuity is a flexible premium deferred variable annuity issued by Glenbrook Life and Annuity Company and underwritten by ALFS, Inc. Both are subsidiary affiliates of Allstate Life Insurance Company, headquartered in Northbrook, Illinois. The Glenbrook ______________ Variable Annuity is sold though agreements with unaffiliated registered representatives, broker-dealers, and bank employees who are licensed annuity representatives.

Please read the prospectus carefully before you invest or send money.



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